Exhibit 10(iii)(a)


                                   As Amended and restated effective 1/1/98


                                 HSB GROUP, INC.
                            LONG-TERM INCENTIVE PLAN

1.        Purposes of Plan

          The purposes of this Plan are: (a) to provide an additional incentive for Senior Officers and other selected key employees to increase the earnings of the Company on a long-term basis; (b) to attract and retain in the employ of the Company persons of outstanding abilities; and (c) to more closely align the interests of the Senior Officers and other selected key employees with those of the shareholders of the Company.

2.        Definitions

          (a) "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

          (b) "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

          (c)  "Board" shall mean the Board of Directors of the Company.

          (d) "Change in Control" shall be deemed to have occurred if the events set forth in any one of the following paragraphs shall have occurred:

               (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

               (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on December 23, 1996, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on December 23, 1996 or whose appointment, election or nomination for election was previously so approved or recommended; or

               (iii)there  is  consummated  a  merger  or  consolidation  of the
                    Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities; or

               (iv) the  shareholders  of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

                    Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

          (e)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (f)  "Committee" shall mean the Human Resource  Committee of the Board
               or  any  future  committee  of  the  Board   performing   similar
               functions.

          (g) "Company" shall mean HSB Group, Inc. and, except in determining under this Plan whether or not any Change in Control of the Company has occurred, shall include any successor to its business and/or assets which assumes this Plan by operation of law, or otherwise.

          (h) "Disability" shall mean any condition which would entitle an employee of the Company to receive benefits under the Company's Long-Term Disability Plan.

          (i) "Dividend Equivalent" shall mean an amount equal to the cash dividends that would have been paid with respect to an award of Performance Contingent Units paid hereunder if the award constituted Stock, duly issued and outstanding on the date on which a dividend is payable on the Shares.

          (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (k) "Fair Market Value" shall mean the average of the high and low prices per share of the Company's Shares as reported by the New York Stock Exchange Composite Transaction Reporting System (NYSE) on the date for which the Fair Market Value is being determined, or if no quotations are available for the Company's Shares, for the next preceding date for which such a quotation is available. If Company Shares are not then listed on the NYSE, Fair Market Value shall be reasonably determined by the Committee in its sole discretion.

          (l) "Participant" shall mean an employee of the Company to whom an award has been made under the Plan.

          (m) "Performance Contingent Award" shall mean an award of Performance Contingent Units.

          (n) "Performance Contingent Unit" shall mean the right to receive up to 100% of the value of Shares, which value may be paid in cash or a Stock Grant, as determined by the Committee, contingent upon the achievement of Performance Goals established by the Committee.

          (o) "Performance Goals" shall mean specific levels of one or more Performance Measures at a corporate and/or business unit level established in writing by the Committee for a particular Performance Period.

          (p)  "Performance  Measures"  shall  mean  any  of  the  following:

               - Insurance Combined Ratio
               - Expense Ratio
               - Net Income Per Share
               - Return on Equity
               - Total Shareholder Return
               - Return on Assets
               - Revenues
               - Operating Margin
               - Increase in Book Value
               - Market Share

          (q) "Performance Period" shall mean a three-year period, or such other period established by the Committee during which any Performance Goals set by the Committee with respect to a Performance Contingent Award are to be measured.

          (r) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or
               (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

          (s)  "Plan" shall mean the HSB Group, Inc. Long-Term Incentive Plan.

          (t) "Retirement" shall mean the termination of employment under circumstances which entitle an employee to receive retirement benefits under the Company's Employees' Retirement Plan.

          (u)  "Shares" shall mean the Common Stock of the Company.

          (v) "Stock Grant" shall mean a grant of Shares or of a right to receive Shares (or their cash equivalent or a combination of both) in the future subject to such conditions and restrictions as the Committee shall determine at the time of grant.


3.        Administration of the Plan

          The Plan shall be administered by the Committee as defined herein. Each member of the Committee shall be a "disinterested director" within the meaning of Rule 16b-3 of the General Rules and Regulations promulgated under the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Code. The Committee is authorized to interpret the Plan and shall adopt guidelines for carrying out the Plan as it may deem appropriate. Such guidelines shall be consistent with the Plan and may include, but need not be limited to, the size and terms of awards to be made and the conditions for payment of such awards. Decisions of the Committee shall be final, conclusive and binding upon all parties concerned, unless otherwise determined by a vote of a majority of the disinterested members of the Board of Directors.

4.        Shares Subject To the Plan

          Subject to Section 9 of the Plan the maximum number of Shares that may be delivered to Participants and their beneficiaries under the Plan shall be 250,000. Any Shares covered by a Stock Grant which are subsequently forfeited, withheld to cover tax withholding or settled in cash shall be deemed to have not been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.


5.        Eligibility

          (a) All Senior Officers of the Company (presently defined as Chief Executive Officer, President, Executive Vice President, Senior Vice President, Corporate Secretary, Treasurer, General Counsel and Chief Financial Officer) other than any individual expressly excluded by the Committee, are eligible to participate in this Plan. An individual who is elected by the Board as a Senior Officer following the commencement of a Performance Period shall, unless otherwise determined by the Committee, be eligible for an award for such Performance Period(s) based on such individual's Base Salary in effect at the time of such election, and prorated for the number of full months within such Performance Period that such individual was a Senior Officer.

          (b) The Committee, in its sole discretion, may designate from time to time certain other officers or key employees of the Company, its affiliates and subsidiaries who may participate in this Plan.

6.        Establishment of Performance Goals and Performance Contingent Awards

          (a) Prior to or within ninety days (or such shorter period as is required under Section 162(m) of the Code) following the commencement of each Performance Period, the Committee shall establish in writing for each Participant, or all Participants as a group, specific Performance Goals based on one or more Performance Measures. For each Performance Goal an award schedule of Performance Contingent Units shall be established for minimum, target and maximum attainment of such goal. The actual Performance Contingent Award to be paid to a Participant at the conclusion of the Performance Period shall be based on the level of attainment of the Performance Goals established for such period. The Committee may designate that Performance Contingent Awards shall be credited with Dividend Equivalents during the Performance Period which shall be paid when and if such awards are paid.

          (b) After Performance Goals have been established, they shall not be modified in respect to the Performance Period to which they relate.

7.        Payment of Performance Contingent Awards and Dividend Equivalents

          (a) Following the end of a Performance Period, the Committee shall ascertain and certify in writing whether and the degree to which the Performance Goals for such period have been met. A Participant shall be entitled to receive payment of an amount not exceeding the Fair Market Value of the maximum award of
               Performance Contingent Units established by the Committee pursuant to Section 6 hereof based upon the level of attainment of the Performance Goals determined by the Committee. The Committee shall have the authority to reduce the award of any Participant even if the Performance Goals attributable to such award have been met. The Committee shall have no authority hereunder to increase any award calculated under this Plan, except in accordance with Section 16.

          (b) As soon as practicable following certification by the Committee pursuant to Section 7(a), payment of awards to Participants shall be made. Payments shall be made in cash, a Stock Grant or a combination of the foregoing as prescribed by the Committee and shall be subject to such other conditions and restrictions as the Committee shall establish.

          (c) Payment of any award of Dividend Equivalents shall be made at the same time as payment of the Performance Contingent Award to which it relates and shall be made in cash or a Stock Grant as prescribed by the Committee.

          (d) The maximum aggregate Fair Market Value of Performance Contingent Units (determined as of the first trading day of the Performance Period) and Dividend Equivalents which may be awarded to any Participant for any Performance Period shall not exceed $2 million.

8.        Deferral of  Payment

          (a) A Participant may, with permission of the Committee elect to defer receipt of all or a specified part of any Performance Contingent Award and related Dividend Equivalents. Such an election shall be subject to such terms and conditions as are prescribed by the Committee. Deferral elections are irrevocable and must be made during the time period and in the manner prescribed by the Committee.

          (b) To the extent that the Committee, in its discretion, determines that the payment of a Performance Contingent Award would not be deductible by the Company pursuant to Section 162(m) of the Code, the Committee may defer payment of all or the non-deductible portion of such award until such time as such amount would be deductible. The terms and conditions of any such deferral shall be prescribed by the Committee.

          (c) The right of a Participant to receive any unpaid portion of any amount deferred hereunder shall be an unsecured claim against the general assets of the Company.

9.        Adjustments in the Event of Change in Common Stock of the Company

          In the event of any change in the Shares of the Company by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or rights offering to purchase Shares at a price substantially below Fair Market Value, or of any similar change affecting the Shares, the number of Performance Contingent Units awarded which have not been paid and the number of Shares covered by a Stock Grant which have not been delivered, and the number of Shares which may be delivered hereunder, shall be appropriately adjusted consistent with such change in such manner as the Board in its discretion may deem equitable to prevent substantial dilution or enlargement of the awards and rights granted to, or available for Participants hereunder. Any fractional shares resulting from such adjustments shall be eliminated.

10.       No Right to an Award or Continued Employment

          (a) Nothing contained in this Plan or in any resolution adopted or to be adopted by the Board of Directors will constitute the granting of an award hereunder. The granting of an award pursuant to the Plan will take place only when authorized by the Committee. No award and no rights of ownership thereunder will be transferable otherwise than pursuant to Section 12. There is no obligation imposed on the Committee for uniformity of treatment of Participants under the Plan.

          (b) Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

11.       Rights on Termination of Employment

          (a) If a Participant in this Plan shall terminate employment with the Company on account of Retirement or Disability or otherwise terminate employment with the written consent of the Company prior to the expiration of any Performance Period(s) in respect of which such Participant may be eligible for an award, or if a subsidiary at which a Participant is employed shall cease to be a subsidiary of the Company prior to the expiration of any Performance Period(s), the award(s) paid to such Participant shall be prorated according to the number of months of employment in each such Performance Period.

          (b) A Participant whose employment terminates by dismissal with or without cause, or who voluntarily terminates employment without consent prior to the expiration of a Performance Period, shall lose any right to receive payment of such award.

          (c) In no event shall an award or a portion thereof the payment of which has been deferred pursuant to Section 8 be subject to forfeiture.

12.       Death of a Participant

          (a) A Participant may file with the Corporate Secretary of the Company a designation of a beneficiary or beneficiaries on the appropriate form, which designation may be changed or revoked by the Participant's sole action, provided that the change or revocation is filed with the Corporate Secretary. In case of the death of the Participant, before or after termination of employment, any earned but unpaid portion of an award to which he or she is entitled and any deferred portions of a deceased Participant's award shall be delivered to the beneficiary or beneficiaries so designated or, if no beneficiary has been designated or survives such Participant, shall be delivered to, or in accordance with the directions of, the executor or administrator of such Participant's estate.

          (b) If a Participant shall die during a Performance Period, such Participant's beneficiary shall only be entitled to receive the award declared for the Performance Period ending in the year of the Participant's death.

13.       Tax Withholding

          The Company shall have the right to require Participants to remit to the Company an amount sufficient to satisfy any tax withholding requirements or to deduct from any payments made pursuant to the Plan amounts sufficient to satisfy tax withholding requirements.

14.       Modification or Termination

          (a) The Committee may at any time terminate or from time to time modify or suspend, and if suspended, may reinstate any or all of the provisions of this Plan, subject to any requirement for shareholder approval imposed by applicable law, except that no modification of this Plan may be made which will adversely affect any rights or obligations with respect to any awards theretofore made under the Plan.

          (b) The Corporate Secretary of the Company shall be authorized to make minor or administrative changes in the Plan or changes required by or made desirable by law or government regulation.


15.       Change in Control

          (a) In the event of a Change in Control of the Company, this Plan shall continue to be binding upon the Company, any successor in interest to the Company and all persons in control of the Company or any successor thereto, and no transaction or series of transactions shall have the effect of reducing or canceling the award of a Participant that has been declared but not paid unless consented to in writing by such affected Participant.

          (b) As soon as practicable following a Change in Control, a Participant shall be paid a lump sum amount in cash equal to the aggregate value of the Performance Contingent Awards payable to the Participant for each of the Performance Periods within which the date of the Change in Control occurs, calculated as to each such Performance Period by multiplying the award that the Participant would have earned on the last day of such Performance Period, assuming the achievement of each of the Performance Goals at the target level established for such Performance Period, by the fraction obtained by dividing the number of full months and any fractional portion of a month during such Performance Period prior to the Change in Control by the total number of months contained in such Performance Period. For purposes of the preceding sentence, the amount of cash delivered in payment of the value of the Performance Contingent Awards shall equal the number of Performance Contingent Units constituting such each such award multiplied by the greater of (i) the highest Fair Market Value per share of Stock at any time during the 60-day period preceding the Change in Control and (ii) if applicable, the price of a Share which is paid or offered to be paid, by any person or entity, in connection with the transaction constituting the Change in Control. The amount paid hereunder shall be in lieu of any other awards payable under this Plan for the Performance Periods within which the Change in Control occurs.

          (c) Upon a Change in Control, the restrictions and deferral limitations applicable to any Stock Grant made pursuant to
               Section 7 hereunder shall lapse as of the date of such Change in Control.

          (d) As soon as practicable following a Change in Control, any awards or Dividend Equivalents previously deferred in accordance with
               Section 8 hereof, plus interest accrued thereon up until the date of payment, shall be paid in full.

16.       Other Plans and Special Awards

          (a) Nothing contained in this Plan shall prohibit the Committee or the Board from granting other awards or establishing other incentive compensation plans providing for the payment of incentive compensation to employees, including Participants.

          (b) Notwithstanding Section 6 and the intention of the Committee to maintain tax deductibility of awards granted hereunder pursuant to Section 162(m) of the Code, the Committee reserves the right to grant awards which do not meet the requirements of Section 162(m) as to deductibility (for example, awards based on measures other than Performance Measures or not established in accordance with Section 6 ) in order to recognize unanticipated business conditions or events which have, or are expected to have, a significant effect on the Company.

17.       Unfunded Obligations; Trust Agreement

          (a) The Company will pay from its general assets all awards to be made hereunder. However, the Company may in its discretion, establish a trust, escrow agreement or similar arrangement in order to aid the Company in meeting its obligations hereunder.

          (b) Any assets transferred by the Company into any such arrangement shall remain at all times assets of the Company and subject to the claims of the Company's general creditors in the event of bankruptcy or insolvency of the Company. No security interest in such assets shall be created in a Participant's favor and a Participant's rights under this Plan and under any such arrangement shall be those of a general unsecured creditor of the Company.

18.       Assignment and Alienation

          Benefits under this Plan may not be anticipated, assigned (either at law or in equity), alienated, or subjected to attachment, garnishment, levy, execution or other legal or equitable process. If any
          Participant or beneficiary under this Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit under this Plan, such benefit shall, in the discretion of the Committee, cease and terminate, in which event the Committee may hold or apply the same or any part thereof for the benefit of such Participant, his or her beneficiary, spouse, children, other dependents or any of such individuals, in such manner and in such proportion as the Committee may deem proper.

19.       Effective Date and Termination of the Plan

          This Plan, as amended, shall become effective as of January 1, 1998 subject to the approval of the shareholders at their annual meeting in 1998. Unless earlier terminated by the Committee subject to Section 14, the Plan shall terminate on December 31, 2003. No Performance Contingent Award shall be made pursuant to this Plan after the termination date, but awards made prior to its termination date may extend beyond that date.